The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission and are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No.: 333-290837

Subject to Completion
Preliminary Prospectus Supplement, dated February 24, 2026

Preliminary Prospectus Supplement
(to Prospectus dated October 10, 2025)

   Common Shares
Pre-Funded Warrants to Purchase          Common Shares

We are offering          of our common shares, without par value (“Common Shares”), and, in lieu of Common Shares to certain investors that so choose,          pre-funded Warrants (as defined herein) to purchase an aggregate of          Common Shares (the “Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrant will equal the price per share at which each Common Share is sold to the public in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants will not have an expiration date and will be immediately exercisable. The offering price for each Common Share is $ .          This prospectus supplement also relates to the offering of Common Shares issuable upon exercise of the Pre-Funded Warrants. The Common Shares and Pre-Funded Warrants are being sold on a “reasonable best efforts” basis. See “Plan of Distribution.”

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.” On February 23, 2026, the last reported sale price of our Common Shares on the Nasdaq Global Market was $5.55 per Common Share. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on any national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Maxim Group LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to solicit offers for the securities offered by this prospectus supplement and accompanying prospectus. The Placement Agent does not have any obligation to sell any specific number or dollar amount of the securities being offered hereby, nor are we requiring any minimum purchase or sale of any specific number of securities in order for us to consummate this offering and there are no arrangements to place the funds in an escrow, trust, or similar account. The Placement Agent is not purchasing or selling any of the securities we are offering. We have agreed to pay the Placement Agent the commissions set forth in the table below. See “Plan of Distribution” beginning on page S-31 of this prospectus supplement for more information regarding these arrangements.

	Per Common Share	Per Pre-Funded Warrant	Total(2)
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) We have agreed to pay the Placement Agent a cash placement commission equal to 6.00% of the aggregate proceeds from the sale of the Common Shares and the Pre-Funded Warrants sold in this offering to the investors. The Company has agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” for additional disclosure regarding the Placement Agent’s compensation.

(2) Reflects actual amounts.

The securities are expected to be delivered on or about          , 2026, subject to satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus supplement is          , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC on October 10, 2025 using a “shelf” registration process.

This prospectus supplement describes the specific terms of the securities we are offering and adds to, and updates, information in the accompanying prospectus and the documents incorporated by reference herein and therein. If there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Documents incorporated by reference herein include industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.

We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference, or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus contain our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

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Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement of which this prospectus supplement and the accompanying prospectus are a part or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus supplement and the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus). Our website address and the SEC’s website address are included in this prospectus supplement and the accompanying prospectus as inactive textual references only.

Incorporation of Documents by Reference

SEC rules permit us to incorporate information by reference into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information contained in this prospectus supplement and the accompanying prospectus itself or in any subsequently filed incorporated document. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 11, 2025;
●	our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 13, 2025, and for the quarterly period ended December 31, 2025, filed with the SEC on February 6, 2026;
●	our Current Reports on Form 8-K, filed with the SEC on July 18, 2025, July 23, 2025, August 4, 2025, August 6, 2025, August 12, 2025, September 19, 2025, September 29, 2025 (items 1.01 and 8.01 and related exhibits only), October 6, 2025, October 15, 2025, November 21, 2025 (items 1.01 and 3.03 and related exhibits only), December 4, 2025 (items 1.01 and 2.01 and related exhibits only) and January 20, 2026; and
●	a description of our Common Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, and any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the

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SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
Phone: (720) 334-7066

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

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Prospectus Supplement Summary

This summary highlights selected information appearing in this prospectus supplement. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, before making an investment decision. This prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

About the Company

NioCorp Developments Ltd.

NioCorp is developing the Elk Creek Project (as defined below) located in southeast Nebraska. The “Elk Creek Project” is a development-stage property that has disclosed niobium, scandium, and titanium reserves and resources and disclosed rare earth mineral resources. The Company is continuing technical and economic studies around the rare earths contained in the Elk Creek Project’s mineral resource in order to determine whether extraction of rare earth elements can be reasonably justified and economically viable after taking into account all relevant factors. Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions. Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation. Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants, and many others. It also is used in pigments for paper, paint, and plastics. Rare earth elements are critical minerals that are needed in virtually all U.S. defense systems and across the electronics, manufacturing, high-technology, transportation, and energy sectors. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on carrying out our near-term planned work programs associated with securing the project financing necessary to complete detailed design, development, and construction of the Elk Creek Project, as well as the commencement of early elements of project construction.

Corporate Information

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.” The public NioCorp Assumed Warrants (as defined herein) trade on the Nasdaq Capital Market under the symbol “NIOBW.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112, and our telephone number is (720) 334-7066. Our website address is www.niocorp.com. This website address is not intended to be an active link. Information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement and the accompanying prospectus.

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The Offering

Common Shares Offered by this Prospectus Supplement	common shares, without par value, of the Company (“Common Shares”).
Pre-Funded Warrants Offered by this Prospectus Supplement	We are also offering, in lieu of Common Shares to certain investors that so choose, pre-funded Warrants to purchase an aggregate of Common Shares (the “Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrant will equal the price per share at which each Common Share is sold to the public in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant. This prospectus supplement also relates to the offering of the Common Shares issuable upon exercise of the Pre-Funded Warrants.
Common Shares Outstanding Prior to this Offering(1)	125,327,542 Common Shares (as of February 23, 2026).
Common Shares Outstanding After this Offering(1)	Common Shares.
Use of Proceeds

We estimate that the net proceeds from the sale of the Common Shares and the Pre-Funded Warrants that we are offering, after deducting the Placement Agent commissions and estimated offering expenses but before giving effect to the exercise of any Pre-Funded Warrants, will be approximately $ million.

We expect to use the net proceeds from this offering for working capital and general corporate purposes, including to advance the Elk Creek Project and move it to commercial operation. See “Use of Proceeds.”

Dividend Policy	We have not paid dividends on our Common Shares and do not intend to pay dividends in the foreseeable future.
Trading Market

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.”

There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on any national securities exchange or any other nationally recognized trading system.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider before investing in our securities.

(1) Does not include:

●	Common Shares issuable upon exercise of any Pre-Funded Warrants offered hereby;
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●	Common Shares issuable upon exercise of outstanding stock options under the NioCorp Developments Ltd. Long-Term Incentive Plan, as amended (the “LTIP”);
●	Common Shares reserved for future issuance under the LTIP;
●	Common Shares issuable in respect of the commitment amount under the Standby Equity Purchase Agreement, dated January 26, 2023 (the “Yorkville Equity Facility Financing Agreement”), between the Company and YA II PN, Ltd. (“Yorkville”), a fund managed by Yorkville Advisors Global, LP;
●	an aggregate of 6,907,736 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of the Company’s subsidiary, Elk Creek Resources Corp. (“ECRC”);
●	an aggregate of 17,519,745 Common Shares issuable upon exercise of NioCorp Assumed Warrants;
●	an aggregate of 3,435,141 Common Shares issuable upon exercise of other outstanding Common Share purchase warrants (“Warrants”) with a weighted-average exercise price of approximately $1.95; and
●	Common Shares issuable upon exercise of the Rights (as defined below) if and when they become exercisable.
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Risk Factors

Investing in our Common Shares involves a high degree of risk. Before making a decision to invest in our Common Shares, you should carefully consider the risks described below and under the heading “Risk Factors” in the accompanying prospectus, and discussed under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Common Shares.

Risks Related to this Offering

Our Common Share price may be volatile, and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	material changes to mineral resource/reserve estimates, grades of mineralization or economic viability of the Elk Creek Project resulting from updates to the feasibility study;
●	our ability to obtain sufficient financing for the Elk Creek Project;
●	decline in demand for the Common Shares;
●	downward revisions in securities analysts’ estimates or changes in general market conditions;
●	technological innovations by competitors or in competing technologies;
●	investor perception of our industry or prospects;
●	the impact of trade policies and tariffs, or changes or uncertainties related thereto; and
●	general economic trends.

The Company is executing a work plan to update the feasibility study for the Elk Creek Project, which is expected to incorporate, among other matters, (i) a new and more efficient production process; (ii) the potential addition of magnetic rare earth products and the planned production of titanium in the form of titanium tetrachloride; (iii) an updated mine design; (iv) updated capital expenditure and operating cost estimates, which could be materially higher than those included in the S-K 1300 Elk Creek Technical Report Summary (as defined herein); and (v) updated product pricing. These updates may result in material changes to mineral resource/reserve estimates and grades of mineralization and may affect the economic viability of the Elk Creek Project and its anticipated return on capital. Any adverse changes could materially adversely affect our ability to obtain sufficient financing, execute our business plan and the market price of our Common Shares.

Mineral resource and mineral reserve estimates may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our feasibility studies and drill results. The mineral resource and mineral reserve estimates included in the S-K 1300 Elk Creek Technical Report Summary and contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 have been, and mineral resource and mineral reserve estimates to be included in the updated feasibility study will be, determined based on assumed future prices, cut-off grades, operating costs and other economic and technical factors that may prove to be inaccurate. Extended declines in market prices for our products may render portions of our resource/reserve estimates uneconomic, result in reduced reported resources/reserves or adversely affect economic viability determinations. Any material reductions in resource/reserve estimates, material increases in capital or operating costs relative to those reflected in the S-K 1300 Elk Creek Technical Report Summary, or other adverse changes to project economics could have a material adverse effect on the value of our properties and the market price of our Common Shares.

From July 1, 2024 to the date of this prospectus supplement, the trading price of our Common Shares on the Nasdaq Global Market has ranged from a low of $1.27 to a high of $12.58.

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Stock markets in general have experienced extreme price and volume fluctuations, often unrelated to operating performance, which may adversely affect the market price of the Common Shares. As a result, you may be unable to sell any Common Shares you acquire at a desired price.

Sales of Common Shares in this offering could adversely affect prevailing market prices for the Common Shares, and you may experience immediate and substantial dilution.

If all of the Common Shares offered by this prospectus supplement were issued and outstanding, they would represent a substantial percentage of our public float and of our outstanding Common Shares. As of February 23, 2026, and after giving effect to this offering, the Common Shares offered by this prospectus supplement would represent approximately % of the total number of outstanding Common Shares (not including: Common Shares issuable upon exercise of the Pre-Funded Warrants offered hereby; Common Shares issuable upon exercise of outstanding stock options, or reserved for future issuance, under the LTIP; Common Shares issuable in respect of the commitment amount pursuant to the Yorkville Equity Facility Financing Agreement; and Common Shares issuable upon conversion, exercise or exchange of other outstanding securities, as described herein). In addition, if all of the Pre-Funded Warrants offered by this prospectus supplement are exercised, the Common Shares offered by this prospectus supplement would represent an even higher percentage of the total number of outstanding Common Shares. Accordingly, the sale of the Common Shares offered by this prospectus supplement, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Shares.

In addition, because the price per share of our Common Shares being offered by this prospectus supplement may be higher than the book value per share of our Common Shares, investors in this offering may suffer immediate and substantial dilution in the net tangible book value of the Common Shares purchased in this offering. If all of the Pre-Funded Warrants offered by this prospectus supplement are exercised, further dilution in the net tangible book value of the Common Shares purchased in this offering could occur. See the section entitled “Dilution” below for a more detailed discussion of the dilution investors may incur in this offering.

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, or future exercises or exchanges of outstanding Warrants or securities exchangeable for Common Shares, could adversely affect prevailing market prices for the Common Shares and cause investors to suffer dilution in their net book value per Common Share.

Sales of a substantial number of Common Shares in the public market could occur at any time, including issuances and sales of additional Common Shares by us and sales by other security holders. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible, exercisable, or exchangeable into Common Shares intend to sell Common Shares, may dilute your ownership interest in our company and could reduce the prevailing market price of the Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the Common Shares is uncertain. If the market price of the Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

The Articles of NioCorp, as amended, permit us to issue an unlimited number of Common Shares. Subject to the requirements of the Business Corporations Act (British Columbia) and The Nasdaq Stock Market LLC (the “Nasdaq”), we will not be required to obtain the approval of the NioCorp shareholders for the issuance of additional Common Shares. We have issued Common Shares in the past to finance our activities. For example, on July 18, 2025, September 19, 2025, September 29, 2025 and October 15, 2025, we issued 13,850,000 Common Shares, 10,000,000 Common Shares, 7,004,740 Common Shares and 2,755,260 pre-funded Warrants to purchase 2,755,260 Common Shares, and 10,152,175 Common Shares and 5,925,000 pre-funded Warrants to purchase 5,925,000 Common Shares, respectively. We intend to continue to issue Common Shares to finance our activities in the future. In addition, outstanding options and Warrants or securities convertible into or exchangeable for Common Shares may be exercised, converted, or exchanged, resulting in the issuance of additional Common Shares, including, without limitation, an aggregate of 17,519,745 Common Shares issuable upon exercise of NioCorp Assumed Warrants, an aggregate of 3,435,141 Common Shares issuable upon exercise of other outstanding Warrants and an aggregate of 6,907,736 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of ECRC. If the prevailing price of our Common Shares exceeds the exercise prices of our outstanding Warrants, holders of such Warrants may exercise those Warrants for Common Shares, which could cause investors to suffer dilution in their net book value per Common Share.

If we issue additional Common Shares, including upon exercise of options or Warrants or conversion or exchange of securities convertible into or exchangeable for Common Shares, or decide to enter into joint ventures with other parties in order to

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raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.

Additionally, pursuant to the Yorkville Equity Facility Financing Agreement, Yorkville has committed to purchase up to an additional $10.2 million of our Common Shares, at our direction from time to time during the remainder of the commitment period, subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. We have filed a registration statement under the Securities Act covering resales by Yorkville of the Common Shares issuable pursuant to the Yorkville Equity Facility Financing Agreement. Accordingly, any Common Shares that we issue pursuant to the Yorkville Equity Facility Financing Agreement will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Pending their use, we may invest the net proceeds from this offering in liquid assets that may include money market funds and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

We are subject to the continued listing criteria of the Nasdaq and our failure to satisfy these criteria may result in delisting of the Common Shares.

Our Common Shares are currently listed on the Nasdaq Global Market under the symbol “NB”. The public NioCorp Assumed Warrants are currently listed on the Nasdaq Capital Market under the symbol “NIOBW.” The Nasdaq has rules for continued listing. In order to maintain the listings, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders.

If the Nasdaq delists the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of a trading market for the Common Shares, reduced liquidity, a determination that our Common Shares are a “penny stock,” decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations,” below) of Common Shares or Pre-Funded Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. NioCorp believes that it was classified as a PFIC for its taxable years ended June 30, 2025 and June 30, 2024 and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may be classified as a PFIC for its current and future taxable years. Any conclusion regarding PFIC status is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, even if NioCorp concluded it did not qualify as a PFIC, it is possible that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. The PFIC rules are complex and each holder of Common Shares or Pre-Funded Warrants should consult its own tax advisors regarding these rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities. See “Certain United States Federal Income Tax Considerations” below, for further details regarding this issue.

The 2023 Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

Section 7874 and related sections of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base

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erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the transactions contemplated by the Business Combination Agreement (as defined herein) that closed in March 2023, including, among others, the GXII Transaction (as defined herein) and the Yorkville Equity Facility Financing Agreement (the “2023 Transactions”) result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the 2023 Transactions will cause such adverse tax consequences as a result of Section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the 2023 Transactions. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences.

There is currently no public market for the Pre-Funded Warrants offered hereby and there is no guarantee that the Pre-Funded Warrants will be listed on any stock exchange.

There is currently no public market for the Pre-Funded Warrants offered hereby and there can be no assurance that an active public market will develop or be sustained after completion of the offering. We do not intend to list the Pre-Funded Warrants for trading on any securities exchange. In the event a public market for the Pre-Funded Warrants does not develop or cannot be sustained, it is not possible to predict the price at which the Pre-Funded Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the Pre-Funded Warrants are exercised, the number of Pre-Funded Warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding Pre-Funded Warrants. A decrease in the liquidity of the Pre-Funded Warrants may cause, in turn, an increase in the volatility associated with the price of the Pre-Funded Warrants. To the extent that the Pre-Funded Warrants are or become illiquid, an investor may have to exercise the Pre-Funded Warrants to realize value.

Investors will have no rights as a shareholder with respect to their Pre-Funded Warrants until they exercise their Pre-Funded Warrants and acquire our Common Shares.

Until you acquire Common Shares upon exercise of your Pre-Funded Warrants, you will have no rights with respect to the Common Shares underlying such Pre-Funded Warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

We will not receive significant additional funds upon the exercise of the Pre-Funded Warrants being offered.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the Pre-Funded Warrants or if the Pre-Funded Warrants altogether are not exercised at all. In addition, the Pre-Funded Warrants have an exercise price of $0.0001 per Common Share, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

Significant holders or beneficial holders of our Common Shares may not be permitted to exercise Pre-Funded Warrants that they hold.

Holders of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of Common Shares beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Pre-Funded Warrants for Common Shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

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We have never paid dividends on the Common Shares.

We have not paid dividends on the Common Shares to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the Common Shares will depend on our ability to successfully develop one or more properties and generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of our Board of Directors (the “Board”).

This offering is being conducted on a “reasonable best efforts” basis.

The Placement Agent is offering the Common Shares on a “reasonable best efforts” basis, and the Placement Agent is under no obligation to purchase any securities for its own account. The Placement Agent is not required to sell any specific number or dollar amount of Common Shares in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. In addition, because purchasers in this offering may not enter into a securities purchase agreement, purchasers will have no contractual obligation to us to consummate their purchase at closing. Accordingly, your decision to invest in our securities in this offering should not be based on an expectation that we will ultimately consummate sales in any specified amount. We are not requiring any minimum purchase or sale of any specific number of securities in the offering for us to consummate sales with each purchaser.

Our Rights Plan includes terms and conditions that could discourage a take-over or other transaction that shareholders may consider favorable.

On November 21, 2025, the Board approved the Company’s limited-duration shareholder rights plan (the “Rights Plan”) as set forth in the Shareholder Rights Plan Agreement, dated as of November 21, 2025 (the “Rights Plan Agreement”), by and between the Company and Computershare Investor Services Inc., as rights agent (or any successor rights agent). The Board adopted the Rights Plan to help ensure that all shareholders of the Company are treated equally and fairly in the event of any unsolicited take-over bid or other attempt to acquire control of the Company (including by way of a “creeping take-over bid”). The Rights Plan was not adopted in response to any specific take-over bid or other proposal to acquire control of the Company, and the Company is not aware of any such pending or contemplated take-over bid or other proposal.

At the close of business on December 4, 2025 (the “Record Time”), one right (a “Right”) was issued and attached to each Common Share outstanding as at the Record Time. Thereafter, one Right will automatically attach to each new Common Share issued by the Company. Subject to the terms of the Rights Plan, each Right will become exercisable if a person (the “Acquiring Person”), together with certain related persons (including persons “acting jointly or in concert” as defined in the Rights Plan), acquires beneficial ownership of 20% or more of the outstanding Common Shares without complying with the permitted bid provisions of the Rights Plan. In such circumstances, each Right will entitle the holder (other than the Acquiring Person) to purchase additional Common Shares at a discount to the then prevailing market price. The Rights Plan has a term of six months and will expire on May 21, 2026, or earlier as described in the Rights Plan Agreement. See “Description of Securities—Shareholder Rights Plan” for a summary of the terms of the Rights Plan. In addition, we expect to ask our shareholders to authorize and approve the amendment and extension of the Rights Plan at the Company’s next annual general meeting of shareholders. If the shareholders approve the amendment and extension of the Rights Plan, then the term of the Rights Plan will extended to 5:00 p.m. (Toronto Time) on the date of the Company’s annual general meeting of shareholders held in 2027.

The Rights Plan will cause substantial dilution to any person, entity or group that acquires beneficial ownership of 20% or more of the outstanding Common Shares. As a result, the overall effect of the Rights Plan and the issuance of the Rights may be to discourage any person, entity or group from gaining a control or control-like position in the Company or engaging in other tactics, potentially disadvantaging the interests of the Company’s shareholders, without negotiating with the Board and without paying an appropriate control premium to all shareholders. The Rights Plan is intended to, among other things, (i) encourage potential bidders to treat the Company’s shareholders fairly and equally and preserve control premiums and value for shareholders and (ii) provide the Board and shareholders adequate time to appropriately respond on an informed basis. Nevertheless, the Rights Plan may be considered to have certain anti-take-over effects, including potentially discouraging a third party from attempting to obtain a substantial position in the Common Shares or seeking to obtain control of the Company and discouraging a take-over attempt that shareholders may consider favorable or that could result in a premium over the market price of the Common Shares. Even in the absence of a take-over attempt, the Rights Plan may adversely affect the prevailing market price of Common Shares if it is viewed as discouraging take-over attempts in the future.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources, and other events or conditions that may occur in the future.

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding, among other matters, the amount and proposed use of the net proceeds from this offering; the size of this offering; the estimated expenses of this offering; the plan of distribution for this offering; the anticipated effect of this offering on the performance of the Company; the exercise of the Pre-Funded Warrants, if any, and the securities issuable thereupon; our financial and business performance; our anticipated results and developments in our operations in future periods; our planned exploration activities; the adequacy of our financial resources; our ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; our ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); the estimated timing and capital costs of the Company’s mine portal project at the Elk Creek Project site; the estimated total upfront capital expenditure for the Elk Creek Project; our expectation and ability to produce niobium, scandium, and titanium and the potential to produce rare earth elements at the Elk Creek Project; our plans to produce and supply specific products and market demand for those products; our ability to access the full amount of the expected net proceeds of the Yorkville Equity Facility Financing Agreement; our expectation that we will receive the full $10 million in reimbursement under the Project Sub-Agreement with Advanced Technology International, an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of Defense (the “DoD Agreement”); the intended use of our cash balance as well as the proceeds from our recent equity offerings, Warrant exercise issuances and advances under the Yorkville Equity Facility Financing Agreement, and the reimbursement payments pursuant to the DoD Agreement; the expected results of the Company’s recent drilling program at the Elk Creek Project (the “2025 Drilling Program”); the expectation that the results of the 2025 Drilling Program will be used to update the feasibility study for the Elk Creek Project; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of technical and economic analyses on the potential addition of magnetic rare earth oxides to our planned product suite; statements with respect to the estimation of mineral resources and mineral reserves; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; the duration and anticipated benefits of the Rights Plan; our ongoing evaluation of the impact of inflation, supply chain issues, tariffs, and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full-time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: our ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of and demand for metals, including aluminum-scandium alloy; and the stability of the financial and capital markets. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following: our ability to consummate this offering; our ability to use the net proceeds of this offering in a manner that will increase the value of shareholders’ investment; our requirement of significant additional capital; our ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; our ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the DoD Agreement; our ability to receive a final commitment of financing from EXIM or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; our ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement; our ability to continue to meet Nasdaq listing standards; risks relating to the Common

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Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which our level of indebtedness and/or the terms contained in agreements governing our indebtedness, if any, the Yorkville Equity Facility Financing Agreement or other agreements may impair our ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with our secured creditors that may affect our assets; our limited operating history; our history of losses; the material weaknesses in our internal control over financial reporting, our efforts to remediate such material weaknesses and the timing of remediation; the possibility that we may qualify as a PFIC under the Code; the potential that the 2023 Transactions could result in us becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for our exploration and, if warranted, development projects; a disruption in, or failure of, our information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships, including our ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms, or at all; our ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining and scandium alloy industries; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of our projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, development, or scandium alloy production activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to our properties; the infringement or loss of our intellectual property rights; potential future litigation; and our lack of insurance covering all of our operations.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Company’s forward-looking statements contained in this prospectus supplement are based on the beliefs, expectations, and opinions of management as of the date of this prospectus supplement. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

Use of Proceeds

We estimate that the net proceeds from the sale of the Common Shares and the Pre-Funded Warrants offered hereby, after deducting the Placement Agent commissions and estimated offering expenses payable by us but before giving effect to the exercise of any Pre-Funded Warrants, will be approximately $ million.

We expect to use the net proceeds from this offering for working capital and general corporate purposes, including to advance the Elk Creek Project and move it to commercial operation.

Pending their use for the above purposes, we may invest the net proceeds from this offering in liquid assets that may include money market funds and guaranteed obligations of the U.S. government.

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Dilution

If you invest in our Common Shares and Pre-Funded Warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per Common Share (or Pre-Funded Warrant in lieu thereof) and the adjusted net tangible book value per Common Share after this offering.

Our net tangible book value as of December 31, 2025, was approximately $299.9 million, or $2.48 per Common Share, based upon the number of Common Shares outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Common Shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this offering and the net tangible book value per Common Share immediately after this offering.

After giving effect to the sale by us of           Common Shares at the offering price of $          per Common Share and Pre-Funded Warrants at the offering price of $               per Pre-Funded Warrant and after deducting the Placement Agent commissions and estimated offering expenses payable by us but before giving effect to the exercise of any Pre-Funded Warrants, our as-adjusted net tangible book value as of December 31, 2025 would have been approximately $           million, or $           per Common Share. This represents an immediate increase in the net tangible book value of $           per Common Share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $           per Common Share to new investors purchasing our Common Shares in this offering.

The following table illustrates this per Common Share dilution:

Offering price per Common Share (or Pre-Funded Warrant in lieu thereof at the offering price less $0.0001)			$
Net tangible book value per Common Share as of December 31, 2025		$2.48
Increase in net tangible book value per Common Share attributable to this offering	$
As-adjusted net tangible book value per Common Share as of December 31, 2025, after giving effect to this offering			$
Dilution per Common Share to new investors purchasing Common Shares in this offering			$

The above discussion and table are based on 120,774,400 Common Shares outstanding as of December 31, 2025 and excludes the following securities:

●	Common Shares issuable upon exercise of any Pre-Funded Warrants offered hereby;
●	Common Shares issuable upon exercise of outstanding stock options under the LTIP;
●	Common Shares reserved for future issuance under the LTIP;
●	Common Shares issuable in respect of the commitment amount under the Yorkville Equity Facility Financing Agreement;
●	an aggregate of 6,907,736 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of ECRC;
●	an aggregate of 17,519,745 Common Shares issuable upon exercise of NioCorp Assumed Warrants;
●	an aggregate of 3,460,621 Common Shares issuable upon exercise of other outstanding Warrants with a weighted-average exercise price of approximately $1.95;
●	Common Shares issued since December 31, 2025, including Common Shares issued upon settlement of advances under the Yorkville Equity Facility Financing Agreement; and
●	Common Shares issuable upon exercise of the Rights if and when they become exercisable.
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Description of Securities

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares, without par value. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one (1) vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Board. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a Canadian business by a non-Canadian to government notification or review depending on whether the relevant financial threshold (based on enterprise value or asset value of the company), as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Shareholder Rights Plan

On November 21, 2025, the Board approved the Rights Plan as set forth in the Rights Plan Agreement, by and between the Company and the Rights Agent. The Board adopted the Rights Plan to help ensure that all shareholders of the Company are treated equally and fairly in the event of any unsolicited take-over bid or other attempt to acquire control of the Company (including by way of a “creeping take-over bid”).

Effective Date and Term

The Rights Plan became effective on November 21, 2025 (the “Effective Date”), after approval by the Board on November 21, 2025. The Rights Plan has a term of six months and will expire on May 21, 2026, or earlier upon the redemption of the Rights or, provided that a Flip-in Event (as defined below) has not occurred, at the discretion of the Board (the “Expiration Time”).

Issue of Rights

At the Record Time, one Right was issued and attached to each Common Share outstanding as at the Record Time. Thereafter, one Right will attach to each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined below) and the Expiration Time.

Rights Exercise Privilege

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The Rights are not exercisable initially. The Rights generally separate from the Common Shares and become exercisable (A) ten trading days after the earlier of (i) the first date of public announcement or disclosure by the Company or an Acquiring Person of facts indicating that a person has become an Acquiring Person (such date being the “Stock Acquisition Date”), (ii) the date of the commencement of or first public announcement or disclosure of the current intention of any person (other than the Company or any of its subsidiaries) to commence a take-over bid which would result in such person becoming the Beneficial Owner (as defined in the Rights Plan Agreement) of 20% or more of the outstanding Common Shares and any other shares in the capital of the Company entitled to vote generally in the election of directors (collectively, “Voting Shares”), other than pursuant to a Permitted Bid or a Competing Permitted Bid (each as defined below), and (iii) the date on which a Permitted Bid or a Competing Permitted Bid ceases to qualify as such, or (B) such later time as may be determined by the Board (in any such case, the “Separation Time”). From and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (as defined in the Rights Plan Agreement) as at the business day immediately preceding the Separation Time, subject to certain adjustments, including in connection with a Flip-in Event, as described below. The transaction or event in or pursuant to which any Acquiring Person becomes the Beneficial Owner of 20% of the outstanding Voting Shares, other than by way of a Permitted Bid or a transaction otherwise permitted by the Rights Plan, is referred to as a “Flip-in Event.”

Any Rights held by an Acquiring Person (or any Affiliate or Associate (as each such term is defined in the Rights Plan Agreement) of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person) will become null and void upon the occurrence of a Flip-in Event. Ten trading days after the Stock Acquisition Date, each Right (excluding Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person or certain transferees) which have become void) will permit the purchase of that number of Common Shares having an aggregate Market Price (as defined in the Rights Plan Agreement) on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price. The “Exercise Price” is defined, for the period from and after the Separation Time, as an amount equal to three (3) times the Market Price per Common Share determined as at the Separation Time. For instance, if the Market Price at the Separation Time is $10 per share, the Exercise Price would be $30 and each Right would entitle the holder to acquire Common Shares having an aggregate Market Price on the date of consummation or occurrence of a Flip-in Event of $60 (i.e., twice the Exercise Price [2 x $30]) in exchange for cash consideration equal to the Exercise Price. In effect, each shareholder (other than an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such other person or certain transferees)) will have the right, upon the occurrence of a Flip-in Event, to acquire six (6) Common Shares at a price equal to $30 (or 50% of the Market Price, as determined for the purposes of the Rights Plan), assuming the Market Price per Common Share on the date of consummation or occurrence of a Flip-in Event is $10.

The Rights Plan Agreement provides for certain adjustments to the Exercise Price and the number of Rights outstanding upon the occurrence of certain events, including, without limitation, the declaration or payment of a stock dividend on the Common Shares, the subdivision or consolidation of the outstanding Common Shares, and the fixing of a record date for distributions to all holders of Common Shares.

Trading of Rights

Until the Separation Time, the Rights will be evidenced by the certificates or book entries representing the associated Common Shares and will be transferable only together with the associated Common Shares. Promptly following the Separation Time, the Company will determine whether it wishes to issue separate certificates evidencing the Rights (“Rights Certificates”) or whether it will maintain the Rights in book entry form. If the Company decides to maintain Rights in book entry form, it will put in place such alternative procedures as are determined necessary in consultation with the Rights Agent for the Rights to be maintained in book entry form. In the event that the Company determines to issue Rights Certificates, then promptly following the Separation Time, Rights Certificates will be sent to holders of record of Common Shares (other than an Acquiring Person or certain transferees) as of the Separation Time. Rights Certificates will also be issued for Rights in respect of Common Shares issued after the Separation Time and before the Expiration Time, to each holder (other than an Acquiring Person or certain transferees) converting securities that are exchangeable for Common Shares after the Separation Time. Rights will trade separately from the Common Shares after the Separation Time.

Permitted Lock-up Agreements

A bidder may enter into lock-up agreements (a “Permitted Lock-Up Agreement”) with shareholders whereby such shareholders agree to deposit or tender their Voting Shares and/or Convertible Securities (as defined in the Rights Plan Agreement) to

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a take-over bid (the “Lock-Up Bid”) without a Flip-in Event occurring, because such Voting Shares and/or Convertible Securities will not be deemed to be beneficially owned by the bidder for purposes of the Rights Plan Agreement.

Such Permitted Lock-Up Agreement must be publicly disclosed and permit the shareholder to terminate its obligation to deposit or tender Voting Shares and/or Convertible Securities or not to withdraw its securities from the Permitted Lock-Up Agreement in order to deposit or tender the Voting Shares and/or Convertible Shares to another take-over bid or support another transaction that in either case (A)(i) will provide a greater price or value to the shareholder than the Lock-Up Bid or (ii) contains an offer price or value for each Voting Share or Convertible Security that exceeds by as much as or more than a specified amount, which specified amount may not be greater than 7% of the price or value to the shareholder of the Lock-Up Bid, and (B) if the number of Voting Shares or Convertible Securities to be purchased under the Lock-Up Bid is less than 100% of the Voting Shares or Convertible Securities held by Independent Shareholders (as defined below), the number of Voting Shares or Convertible Securities to be purchased under such other take-over bid or transaction at a price or value that is not less than the Lock-Up Bid (i) will be greater than the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid or (ii) exceeds the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid by as much or more than a specified amount, which specified amount may not be greater than 7% of the number of Voting Shares or Convertible Securities offered to be purchased under the Lock-Up Bid.

In addition, such Permitted Lock-Up Agreement must provide that no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed, in the aggregate, the greater of (i) the cash equivalent of 2.5% of the price or value of the consideration payable under the Lock-Up Bid to such shareholder and (ii) 50% of the increase in the consideration received under another take-over bid or transaction shall be payable by the shareholder if the shareholder fails to deposit or tender its securities to the Lock-Up Bid, withdraws Voting Shares and/or Convertible Securities previously deposited or tendered thereto or supports another transaction.

Permitted Bid Requirements

A “Permitted Bid” is a take-over bid, made by an Offeror (as defined below) by way of take-over bid circular, which also complies with the following additional provisions:

•	the take-over bid is made to all holders of Voting Shares on the books of the Company, other than the Offeror;
•	the take-over bid contains an irrevocable and unqualified provision that no Voting Shares and/or Convertible Securities will be taken up or paid for pursuant to the take-over bid unless more than 50% of the Voting Shares held by Independent Shareholders (i) shall have been deposited or tendered pursuant to the take-over bid and not withdrawn and (ii) have previously been or are taken up at the same time;
•	the take-over bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares and/or Convertible Securities will be taken up or paid for pursuant to the take-over bid prior to the close of business on the date that is not less than (i) 105 days following the date of the take-over bid or (ii) the last day of such shorter minimum deposit period for which a take-over bid (that is not exempt from any requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposits of securities, in the applicable circumstances at such time, pursuant to section 2.28.2 or section 2.28.3 of NI 62-104;
•	the take-over bid contains an irrevocable and unqualified provision that unless the take-over bid is withdrawn, Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to such take-over bid at any time during the period of time between the date of the take-over bid and the date on which Voting Shares may be taken up and paid for and that any Voting Shares deposited pursuant to the take-over bid may be withdrawn until taken up and paid for; and
•	the take-over bid contains an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid for under the take-over bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the take-over bid and not withdrawn, the Offeror will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than ten days from the date of such public announcement.

For purposes of the Rights Plan Agreement, (i) should a take-over bid which qualified as a Permitted Bid cease to be a Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, any acquisition of Voting Shares and/or Convertible Securities made pursuant to such take-over bid

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shall not be a Permitted Bid Acquisition (as defined in the Rights Plan Agreement) and (ii) the term “Permitted Bid” shall include a Competing Permitted Bid.

“Independent Shareholders” is defined in the Rights Plan Agreement as holders of outstanding Voting Shares, other than any Acquiring Person, any person that is making or has announced a current intention to make a take-over bid but only so long as the take-over bid so announced or made has not been withdrawn or terminated or has not expired (an “Offeror”) (other than a person who by virtue of the exception for investment advisors described below is not deemed to beneficially own the Voting Shares held by such person for purposes of the Rights Plan Agreement), Affiliates or Associates of an Acquiring Person or Offeror, any person acting jointly or in concert with such Acquiring Person or Offeror (which excludes customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities of the Company, pledges of securities in the ordinary course of business and Permitted Lock-Up Agreements) and any employee benefit, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Company or a subsidiary, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be deposited or tendered to a take-over bid.

The Rights Plan allows for a Competing Permitted Bid to be made while a Permitted Bid is in existence. A “Competing Permitted Bid” is a take-over bid that:

●	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry, termination or withdrawal of such Permitted Bid or Competing Permitted Bid;
●	complies with all of the provisions of a Permitted Bid other than the condition set forth in the third bullet of the definition of a Permitted Bid above; and
●	contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the take-over bid prior to the close of business on the date that is no earlier than the date on which Voting Shares may be taken up under any Permitted Bid (determined as of the date of making the take-over bid, assuming no amendment or variation to the terms and satisfaction of all conditions to the completion of the Permitted Bid) that preceded the Competing Permitted Bid;

provided that, should a Competing Permitted Bid cease to be a Competing Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, then any acquisition of Voting Shares made pursuant to such Competing Permitted Bid, including any acquisition of Voting Shares made prior to such time, shall not be a Permitted Bid Acquisition.

Waiver

The Board, acting in good faith, may, until the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event where it would occur by reason of a take-over bid which is made by a take-over bid circular sent to all holders of Voting Shares.

Where the Board exercises such waiver power for a particular Flip-in Event, the Board shall be deemed to have exercised such waiver power to any other Flip-in Events subsequently occurring by reason of a take-over bid which is made by means of a take-over bid circular to all holders of Voting Shares prior to the expiry of any other bid for which the Rights Plan is, or is deemed to have been, waived.

The Board may, in respect of any Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event where the Board has determined within ten trading days following a Stock Acquisition Date that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person and such person has reduced its beneficial ownership within fourteen days after the foregoing determination by the Board such that it is no longer an Acquiring Person.

The Board, acting in good faith, may, with the approval of a majority of votes cast by the Independent Shareholders voting in person or by proxy at a meeting duly called for that purpose, determine, at any time prior to the occurrence of a Flip-in Event, to waive the application of the Rights Plan for any Flip-in Event.

Redemption

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The Board, with prior approval of the holders of Voting Shares or the holders of Rights, at any time prior to the occurrence of a Flip-in Event, may redeem all of the then outstanding Rights at a price of $0.00001 each, subject to adjustment.

Amendment

The Board may amend the Rights Plan Agreement with the prior approval of the holders of Voting Shares (or holders of Rights if the Separation Time has occurred).

The Board, without such approval, may make amendments to the Rights Plan Agreement to correct any clerical or typographical error, which are required to maintain the validity of the Rights Plan Agreement as a result of any change in any applicable legislation or regulations or rules thereunder, or to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect the interests of the holders of Voting Shares or Rights in any material respect.

Exception for Investment Advisors

Investment managers (for client accounts), trust companies (acting in their capacity as trustees or administrators or in a similar capacity), statutory bodies managing investment funds (for employee benefit plans, pension plans, insurance plans or various public bodies) and registered pension funds or plans and their administrators or trustees who become the Beneficial Owner of 20% or more of the outstanding Voting Shares are exempted from triggering a Flip-in Event, provided that they are not making and have not announced an intention to make, a take-over bid, alone or by acting jointly or in concert with any other person.

Warrants

From time to time, the Company has outstanding Warrants, with each Warrant exercisable for one Common Share. Except with respect to pre-funded Warrants, the exercise price per Common Share and the number of Common Shares issuable upon exercise of Warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

●	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;
●	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;
●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options);
●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another corporate body; and
●	a reclassification or other similar change to the outstanding Common Shares.

The Company generally will issue the Common Shares issuable upon exercise of Warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrants. Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

NioCorp Assumed Warrants

On March 17, 2023, the Company closed a series of transactions (the “GXII Transaction”) pursuant to the Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), by and among the Company, GX Acquisition Corp. II, a Delaware corporation (“GXII”), and Big Red Merger Sub Ltd., a Delaware corporation and a direct, wholly owned subsidiary of the Company. In connection with the closing of the GXII Transaction (the “GXII Closing”), pursuant to the Business Combination Agreement, the Company assumed GXII’s obligations under the Warrant Agreement, dated March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to March 17, 2023 was converted into one Warrant (the “NioCorp Assumed Warrants”) pursuant to the GXII Warrant Agreement, as

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amended by an Assignment, Assumption and Amendment Agreement, dated March 17, 2023 (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among the Company, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A, together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). In connection with the GXII Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the GXII Closing and (b) 5,666,667 NioCorp Assumed Warrants to GX Sponsor II LLC (the “Sponsor”) in respect of the GXII Warrants that it held prior to the GXII Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the GXII Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the GXII Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing registered offering of the Common Shares underlying the NioCorp Assumed Warrants is being conducted pursuant to the Company’s registration statement on Form S-3, originally filed on April 14, 2023, as subsequently post-effectively amended to convert such registration statement to Form S-1, which was declared effective on October 30, 2023.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following March 17, 2023:

●	in whole and not in part;
●	at a price of $0.01 per NioCorp Assumed Warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;
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●	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and
●	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

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The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

Pre-Funded Warrants to Be Issued in this Offering

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by this prospectus supplement. The following description is qualified in its entirety by reference to the provisions contained in the Pre-Funded Warrants. The Pre-Funded Warrants will be issued in certificated form.

The Pre-Funded Warrants will be exercisable at any time on or after their original issuance and will not expire until they are exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. The holder of a Pre-Funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise” in which the holder receives the net value of the Pre-Funded Warrant in Common Shares determined according to the formula set forth in the Pre-Funded Warrant. No fractional Common Shares will be issued in connection with the exercise of a Pre-Funded Warrant. If, upon the exercise of a Pre-Funded Warrant, a holder would be entitled to receive a fractional interest in a Common Share, we will round down to the nearest whole number of Common Shares to be issued to the holder upon such exercise.

Each Pre-Funded Warrant is exercisable for one Common Share. The exercise price per whole Common Share purchasable upon the exercise of the Pre-Funded Warrants is $0.0001 per Common Share (the “Exercise Price”). The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to all of our shareholders.

A holder will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99%, or 9.99% upon notice by the holder, of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

We do not plan on applying to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or other nationally recognized trading system.

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including our merger, amalgamation or consolidation with our into another person, the sale, transfer, conveyance or other disposition of all or substantially all of our assets, the completion of a purchase offer, tender offer or exchange offer for Common Shares that is accepted by the holders of 50% or more of the outstanding Common Shares, a reclassification of our Common Shares, or the consummation by us of a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, amalgamation or arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding Common Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

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Pre-Funded Warrant holders will not have the rights or privileges of a holder of our Common Shares with respect to the Common Shares underlying such Pre-Funded Warrants, including any voting rights, until the holder exercises such Pre-Funded Warrants.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership, and disposition of Common Shares issued pursuant to this offering (the “Shares”), (ii) the acquisition, ownership and disposition of Pre-Funded Warrants, and (iii) the acquisition, ownership, and disposition of Common Shares received upon exercise of Pre-Funded Warrants (the “Warrant Shares”). The Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as “Offered Securities.” This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder of Offered Securities. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any tax consequences to U.S. Holders arising from the U.S. federal alternative minimum tax or the Medicare tax on investment income, U.S. federal estate, gift and other non-income taxes, U.S. state and local taxes, or any non-U.S. tax. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax considerations relevant to the Offered Securities.

No legal opinion from legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations relevant to the Offered Securities. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings and administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of any Offered Securities that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
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U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, regulated investment companies, or S corporations (or S corporation shareholders); (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Offered Securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Offered Securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Offered Securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) hold Offered Securities in connection with a trade or business, permanent establishment, or fixed base outside the United States; (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding equity of the Company or any of its subsidiaries; or (j) are persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Offered Securities to their financial statements. This summary also does not address any tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) and the regulations enacted thereunder (the “Canadian Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Offered Securities in connection with carrying on a business in Canada; (d) persons whose Offered Securities constitute “taxable Canadian property” under the Canadian Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the tax considerations relevant to the Offered Securities.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Offered Securities, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations relevant to the Offered Securities.

Treatment of Pre-Funded Warrants

Although the issue is not free from doubt, the Company believes that a Pre-Funded Warrant is best treated as a share of the Company for U.S. federal income tax purposes and, on this basis, a U.S. Holder of Pre-Funded Warrants would generally be taxed in the same manner as a holder of Shares, except as otherwise described below. No gain or loss would be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant would carry over to the Warrant Share(s) received. Similarly, the tax basis of the Pre-Funded Warrant would carry over to the Warrant Share(s) received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may instead treat the Pre-Funded Warrants as warrants to acquire Shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in Pre-Funded Warrants could change, and a U.S. Holder would not be entitled to make the “QEF Election” described below with respect to the Pre-Funded Warrants to mitigate PFIC consequences. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations and the availability of relevant elections). The balance of this summary generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Certain Adjustments to the Pre-Funded Warrants

The terms of each Pre-Funded Warrant provide for an adjustment to the number of Warrant Shares for which the Pre-Funded Warrant may be exercised or to the exercise price of the Pre-Funded Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Pre-Funded Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits as a result of a distribution of cash or other property such as other securities to the holders of the Shares which is taxable to the U.S. Holders of such shares as described under “—General Rules Applicable to the Ownership and Disposition of Offered Securities—Distributions on Shares or Warrant Shares” below. Such a constructive distribution would

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generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such Pre-Funded Warrant received a cash distribution from the Company equal to the fair market value of such increased interest.

General Rules Applicable to the Ownership and Disposition of Offered Securities

Distributions on Shares or Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share or Warrant Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated, first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Shares or Warrant Shares. However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders may have to assume that any distribution by the Company with respect to the Shares or Warrant Shares will constitute ordinary dividend income in its entirety. Dividends received on Shares or Warrant Shares by a corporate U.S. Holder (other than certain 10% corporate shareholders) generally will not be eligible for a “dividends received deduction.” Provided that (1) the Company is eligible for the benefits of the Canada-U.S. Tax Convention or (2) the Shares and Warrant Shares are readily tradable on a United States securities market (and certain holding period and other conditions are satisfied), dividends paid by the Company to non-corporate U.S. Holders, including individuals, will be eligible for the preferential tax rates applicable to long-term capital gains for dividends unless the Company is classified as a PFIC in the taxable year of distribution or in the preceding taxable year. See “—Passive Foreign Investment Company Rules—Risk of PFIC Status for the Company” below. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sales or Other Taxable Dispositions of Offered Securities

Upon the sale or other taxable disposition of Offered Securities, subject to the potential application of the PFIC rules as described below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. Holder’s adjusted tax basis in such Offered Securities sold or otherwise disposed of. A U.S. Holder’s initial tax basis in Shares or Pre-Funded Warrants generally will be determined initially by the holder’s U.S. dollar cost for such securities, while the initial tax basis in Warrant Shares should generally follow the basis of the related Pre-Funded Warrants as described above under “—Treatment of Pre-Funded Warrants” (subject in each case to any adjustments provided under the PFIC rules, described below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Securities have been held for more than one year. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Offered Securities could be ordinary income under the rules discussed below.

Passive Foreign Investment Company Rules

Risk of PFIC Status for the Company

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code for any taxable year during the holding period of a U.S. Holder of Offered Securities, then certain potentially adverse U.S. federal income tax rules may apply to the U.S. Holder. While this summary cannot describe all of the potentially adverse consequences that would result if the Company were treated as a PFIC for a relevant taxable year, certain material consequences and related considerations are described below.

The Company believes that it was classified as a PFIC during the taxable years ended June 30, 2025 and June 30, 2024, and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may meet the PFIC qualification tests for its current taxable year and in future taxable years. No opinion of legal counsel or ruling from the IRS concerning the PFIC status of the Company or any subsidiary has been obtained or is currently planned to be requested. The

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determination of whether any corporation was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any taxable year depends on the assets and income of such corporation over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this document. In addition, even if the Company concluded that it or any subsidiary did not qualify as a PFIC, the IRS could challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year, and a court could sustain such challenge. Accordingly, there can be no assurance that the Company or any subsidiary will not be treated as a PFIC for any taxable year. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally would be a PFIC for a particular taxable year if, for such year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s business is as an active producer, processor, merchant or handler of commodities, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the indirect sale or disposition thereof. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received from the Company and no redemptions or other dispositions are made.

Default PFIC Rules

If the Company is a PFIC for any taxable year during which a U.S. Holder owns Offered Securities, the U.S. federal income tax consequences to such U.S. Holder will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” (“QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Offered Securities and (b) any “excess distribution” received on the Offered Securities. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current taxable year) exceeds 125% of the average distributions received during the three preceding taxable years (or during a U.S. Holder’s holding period for the relevant Offered Securities, if shorter).

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If the Company is a PFIC, under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Securities (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Offered Securities or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Offered Securities, as applicable. The amount of any such gain or excess distribution allocated to the taxable year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferential rates, as discussed below). The amounts allocated to any other taxable year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any taxable year during which a Non-Electing U.S. Holder holds Offered Securities, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent taxable years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by making a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Offered Securities were sold on the last day of the last taxable year for which the Company was a PFIC.

In addition to the rules described above applying to “excess distributions” and certain other dispositions of Offered Securities, certain other adverse U.S. federal income tax rules may apply with respect to a U.S. Holder if the Company is a PFIC, including in some cases even if the U.S. Holder makes a QEF Election (as described below). All of the non-PFIC rules described herein are subject to the potentially adverse consequences of PFIC status for the Company and each subsidiary of the Company. Each U.S. Holder should consult its own tax advisors regarding the full tax consequences of potential PFIC status for the Company and each subsidiary of the Company.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC, such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code. This rule could adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to Warrant Shares. (See discussion under “—QEF Election” and “—Market-to-Market Election” below.) It is not entirely clear how various aspects of the PFIC rules would apply to the Pre-Funded Warrants and Warrant Shares, and U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Pre-Funded Warrants and Warrant Shares.

QEF Election

If the Company is a PFIC, a U.S. Holder of Shares or Warrant Shares that makes a timely and effective QEF Election for the taxable year in which the holding period of its Shares or Warrant Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares or Warrant Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of Offered Securities) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each taxable year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any taxable year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Shares or Warrant Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares or Warrant Shares.

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A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if its Common or Warrant Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 of the Code discussed above with respect to its Offered Securities. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the taxable year for which such QEF Election is timely made and to all subsequent taxable years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent taxable year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those taxable years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent taxable year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent taxable year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC, such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. If a U.S. Holder of Shares makes a QEF Election, such election could potentially not be treated as a timely QEF Election with respect to Warrant Shares subsequently acquired on the exercise of Pre-Funded Warrants, and the rules of Section 1291 of the Code discussed above may continue to apply with respect to all of such U.S. Holder’s previously owned Offered Securities. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Pre-Funded Warrants and Warrant Shares and the availability of a QEF Election with respect thereto.

The Company will endeavor to provide U.S. Holders with the required information to allow U.S. Holders to make a QEF Election with respect to the Shares and Warrant Shares in the event that the Company determines it is treated as a PFIC for any taxable year. There can be no assurance, however, that the Company will timely provide such information for any particular year, or that the Company’s determination regarding its PFIC status will be upheld. U.S. Holders should consult their tax advisors to determine whether any of these QEF Elections will be available and if so, what the consequences of these elections would be in their particular circumstances.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not timely provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to-Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only with respect to Offered Securities that are marketable stock. A Mark-to-Market Election generally will not be available with respect to the Pre-Funded Warrants. The Shares and Warrant Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Shares and Warrant Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder makes a Mark-to-Market Election for any taxable year with respect to its Shares or Warrant Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares or Warrant Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first taxable year oFf

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such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and certain distributions on, the Shares and Warrant Shares.

Any Mark-to-Market Election made by a U.S. Holder for Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Shares, any Warrant Shares received on exercise of Pre-Funded Warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires Pre-Funded Warrants, a U.S. Holder’s holding period for Warrant Shares received on exercise of such Pre-Funded Warrants should include the period during which such U.S. Holder has held the Pre-Funded Warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for such Shares, unless the Shares are acquired in the same taxable year as the year in which the U.S. Holder acquired the corresponding Pre-Funded Warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the taxable year in which the Shares are received. However, the general mark-to-market rules will apply to subsequent taxable years. A U.S. Holder of Shares or Warrant Shares that makes a Mark-to-Market Election will include in ordinary income, for each taxable year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares or Warrant Shares, as of the close of such taxable year over (b) such U.S. Holder’s adjusted tax basis in such Shares or Warrant Shares. A U.S. Holder of Shares or Warrant Shares that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares, over (b) the fair market value of such Shares or Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior taxable years).

A U.S. Holder of Shares or Warrant Shares that makes a Mark-to-Market Election will also generally adjust its tax basis in the Shares or Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Shares or Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

A U.S. Holder of Shares or Warrant Shares makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the taxable year in which such Mark-to-Market Election is made and to each subsequent taxable year, unless the Shares or Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares or Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR OFFERED SECURITIES AND ANY RESULTANT TAX CONSEQUENCES, INCLUDING THE AVAILABILITY OR LACK THEREOF OF A QEF ELECTION OR MARK-TO-MARKET ELECTION, ESPECIALLY WITH RESPECT TO WARRANT SHARES AND PRE-FUNDED WARRANTS.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Offered Securities, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

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Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the potential application of the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares or Warrant Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid on the Shares or Warrant Shares should be treated as foreign source for this purpose, and gains recognized on the sale of Offered Securities by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Shares or Warrant Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding their application and calculation.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to certain reporting obligations with respect to Offered Securities if the aggregate value of these and certain other “specified foreign financial assets” exceeds an applicable dollar threshold. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if a U.S. Holder is required to make this disclosure and fails to do so. In addition, a U.S. Holder should consider the possible obligation to file online a FinCEN Form 114— Foreign Bank and Financial Accounts Report, as a result of holding Offered Securities in certain accounts. Holders are urged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Offered Securities.

Dividend payments (including constructive dividends) with respect to Shares or Warrant Shares and proceeds from the sale, exchange or redemption of Offered Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT OR APPLICABLE TO U.S. HOLDERS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the acquiring, holding and disposition of Common Shares or Pre-Funded Warrants offered hereunder.

Comment is restricted to holders of Common Shares or Pre-Funded Warrants each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the U.S. for tax purposes, (ii) acquires, as beneficial owner, pursuant to this prospectus supplement, the Common Shares and Pre-Funded Warrants, (iii) is a “qualifying person” under and entitled to the benefits of the Convention, (iv) holds all Common Shares and Pre-Funded Warrants as capital property, (v) deals at arm’s length with and is not affiliated with the Company or the Placement Agent, (vi) does not and is not deemed to use or hold any Common Shares or Pre-Funded Warrants in a business carried on in Canada, (vii) is not an insurer that carries on business in Canada and elsewhere, (viii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (ix) has not entered into a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Common Shares or Pre-Funded Warrants (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for U.S. federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares or Pre-Funded Warrants should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares or Pre-Funded Warrants.

Generally, a U.S. Resident Holder’s Common Shares or Pre-Funded Warrants will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares or Pre-Funded Warrants in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares or Pre-Funded Warrants in the course of carrying on a business.

This summary is based on the facts set out in this prospectus supplement, the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and the Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing and made publicly available by the CRA prior to the date hereof. This summary assumes that the Tax Proposals will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder, and no representations concerning the tax consequences to any particular U.S. Resident Holder are made. The tax consequences of acquiring, holding and disposing of Common Shares or Pre-Funded Warrants will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Currency Conversion

In general, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares or Pre-Funded Warrants must be converted into Canadian dollars based on the relevant exchange rate as determined in accordance with the Canadian Tax Act.

Exercise of Pre-Funded Warrants

No gain or loss will be realized by a U.S. Resident Holder upon the exercise or deemed exercise of a Pre-Funded Warrant to acquire a Common Share. When a Pre-Funded Warrant is exercised or deemed to be exercised, the cost of the Common Share acquired by the U.S. Resident Holder on exercise of the Pre-Funded Warrant will be equal to the aggregate of the U.S. Holder’s

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adjusted cost base of such Pre-Funded Warrant and the exercise price paid to acquire the Common Share. The adjusted cost base of the Common Share acquired by the U.S. Resident Holder on exercise of the Pre-Funded Warrant will be determined by averaging the cost of such Common Share with the adjusted cost base to the U.S. Resident Holder of all Common Shares held by the U.S. Resident Holder as capital property (if any) immediately prior to such acquisition.

Disposition of Common Shares and Pre-Funded Warrants

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares or Pre-Funded Warrants generally should not incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition, unless the Common Shares or Pre-Funded Warrants constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the U.S. Resident Holder at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s Common Shares or Pre-Funded Warrants will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes Nasdaq) unless at any time during the 60-month period that ends at the particular time both of the following conditions are concurrently met:

(i)	25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:
(A)	the U.S. Resident Holder,
(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and
(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and
(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, Common Shares or Pre-Funded Warrants may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

Dividends on Common Shares

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the U.S. for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the U.S. and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

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Plan of Distribution

We are offering up to               Common Shares (or Pre-Funded Warrants in lieu of Common Shares) for gross proceeds of up to $          million before deduction of placement agent fees and offering expenses, in a best-efforts offering.

Pursuant to a placement agency agreement, dated as of February       , 2026, we have engaged Maxim Group LLC to act as our exclusive placement agent (“Maxim” or the “placement agent”) to solicit offers to purchase the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. There is no minimum amount of proceeds that is a condition to closing of this offering. Investors shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus on or about February       , 2026, against payment in immediately available funds and subject to customary closing conditions.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 6.00% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for certain accountable expenses of the placement agent payable by us, in an aggregate amount not to exceed $100,000. The placement agency agreement, however, will provide that in the event this offering is terminated, the placement agent will only be entitled to the reimbursement of accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g)(5)(A).

The following table shows the public offering price, placement agent fees, before expenses, to us.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement agent fees (6.00%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees and expenses, will be approximately $              , all of which are payable by us. This figure does not include, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $100,000.

Lock-Up Agreements

Our executive officers and directors have agreed to a 30-day “lock-up” with respect to the Common Shares and other of our securities such parties beneficially own, including securities that are convertible into Common Shares and securities that are exchangeable or exercisable for Common Shares, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 30 days following the date of the placement agency agreement, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such persons or any of their affiliates), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any such securities without the prior written consent of Maxim.

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In addition, subject to certain exceptions, we have agreed, (i) for a period of 60 days following the date of the closing of this offering, not to, and to cause our subsidiaries not to, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or any securities that are convertible into, or exchangeable or exercisable for, Common Shares and (ii) for a period of 60 days following the date of this closing of the offering, issue any securities that are subject to a price reset based on the trading prices of our Common Shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price. The foregoing restrictions may be waived by Maxim at its discretion, although Maxim has no present intention to waive or shorten any of such restrictive periods.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the placement agent and the investors in the offering based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing

The Common Shares are listed for trading on the Nasdaq Global Market under the symbol “NB.”

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Selling Restrictions

European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”) an offer to the public of any securities may not be made in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,
●	provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom. The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of:

(i)                    a client (as defined in point (7) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (“UK MIFIR”)) who is not a professional client as defined in point (8) of Article 2(1) of UK MIFIR (a “professional client”);

(ii)                 a customer, within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client; or

(iii)              not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This document has been prepared on the basis that any offer of securities in the United Kingdom will be made pursuant to an exemption under the FSMA and the POAT Regulations from the requirement to publish a prospectus for offers of the securities. This document is not a prospectus for purposes of the FSMA and the POAT Regulations.

Each placement agent has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors, and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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In addition, to the extent this document is being distributed in the United Kingdom, it may only be directed at , and any offer subsequently made to qualified investors (as defined in the POAT Regulations ) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth bodies corporate (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, and/or (iii) who are persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act. The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (CWUMPO) or which do not constitute an offer or

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invitation to the public for the purpose of the CWUMPO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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Legal matters

The validity of the Common Shares offered by this prospectus supplement will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada. The validity of the Pre-Funded Warrants offered by this prospectus supplement will be passed upon for us by Jones Day. Maxim Group LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York, as to U.S. legal matters, and Cozen O’Connor LLP, Toronto, Ontario, Canada, as to Canadian legal matters.

Experts

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2025 and 2024, and for each of the two years in the period ended June 30, 2025, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus supplement and the accompanying prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who are responsible for the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus supplement and the accompanying prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group Inc.; Tetra Tech; Adrian Brown Consultants Inc.; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Metallurgy Concept Solutions; Scott Honan, M.Sc, SME-RM, NioCorp; Dumas Contracting Ltd.; Mahmood Khwaja, P.E., CDM Smith; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary, except that Dumas Contracting Ltd., as evidenced by its consent filed as Exhibit 23.15 to the registration statement of which this prospectus supplement is a part, has reviewed, approved, and taken responsibility for Sections 13.7.1, 13.7.2, 13.7.3, 13.7.4, 13.7.9, 13.7.10, 13.7.11, 13.7.12, 13.7.13, 13.7.14, 15.1.3, 15.1.4 and 23.1.8 of the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

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PROSPECTUS

NioCorp Developments Ltd.

Common Shares
Common Share Purchase Warrants
Debt Securities
Units

We may offer and sell, from time to time, common shares, without par value (“Common Shares”), Common Share purchase warrants (“Warrants”), or debt securities, as well as units that include any of these securities, or any combination thereof. We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus describes the general manner in which the securities listed above may be offered and sold. The specific manner in which such securities may be offered and sold will be described in one or more prospectus supplements. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of such securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB.” On October 9, 2025, the last reported sale price of our Common Shares on The Nasdaq Global Market was $9.84 per Common Share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2025.

TABLE OF CONTENTS

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Company may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the type or series of securities offered and the terms of that offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part to add information to, or update or change information contained in, this prospectus and the registration statement of which this prospectus is a part. You should read this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in anyway, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus or any prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any prospectus supplement). Our website address and the SEC’s website address are included in this prospectus as inactive textual references only.

Information Incorporated by Reference

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 11, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on July 18, 2025, July 23, 2025, August 4, 2025, August 6, 2025, August 12, 2025, September 19, 2025, September 29, 2025 (items 1.01 and 8.01 and related exhibits only) and October 6, 2025; and

●	the description of our Common Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, as amended by the description of the Common Shares contained in Exhibit 4.37 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 11, 2025, as amended by any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including after the date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(720) 334-7066
Attn: Corporate Secretary

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

Summary

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

NioCorp Developments Ltd.

NioCorp, through Elk Creek Resources Corp., a Delaware corporation and a majority owned subsidiary of NioCorp, is developing a critical minerals project that, if and when developed, will produce niobium, scandium, titanium, and potentially, rare earth products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state. Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions. Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation. Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants and many others. It also is used in pigments for paper, paint, and plastics. Rare earth elements are critical minerals that are needed in virtually all U.S. defense systems and across the electronics, manufacturing, high-technology, transportation, and energy sectors. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on carrying out our near-term planned work programs associated with securing the project financing necessary to complete detailed design, development, and construction of the Elk Creek Project, as well as the commencement of early elements of project construction.

Corporate Information

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (720) 334-7066. Our website address is www.niocorp.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer and could result in a complete loss of your investment.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the other documents incorporated by reference into this prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources, and other events or conditions that may occur in the future.

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding, among other matters, the financial and business performance of NioCorp; NioCorp’s anticipated results and developments in the operations of NioCorp in future periods; NioCorp’s planned exploration activities; the adequacy of NioCorp’s financial resources; NioCorp’s ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); the estimated total upfront capital expenditure for the Elk Creek Project; NioCorp’s expectation and ability to produce niobium, scandium, and titanium and the potential to produce rare earth elements at the Elk Creek Project; NioCorp’s plans to produce and supply specific products and market demand for those products; NioCorp’s ability to access the full amount of the expected net proceeds of the Standby Equity Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Equity Facility Financing Agreement”), between NioCorp and YA II PN, Ltd., a fund managed by Yorkville Advisors Global, LP, through April 1, 2026; NioCorp’s expectation that it will receive the full $10 million in reimbursement under the Project Sub-Agreement with Advanced Technology International, an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of Defense (the “DoD Agreement”); the intended use of our cash balance as of June 30, 2025, as well as the proceeds from the Company’s registered public offering that closed on July 18, 2025, the proceeds from Warrant exercise issuances, and the reimbursement payments pursuant to the DoD Agreement; the expected results of the drilling program at the Elk Creek Project; the expectation that the results of the drilling program will be used to update the feasibility study for the Elk Creek Project; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp’s planned product suite; statements with respect to the estimation of mineral resources and mineral reserves; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; NioCorp’s ongoing evaluation of the impact of inflation, supply chain issues, tariffs, and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of metals; the stability of the financial and capital markets; and current estimates and assumptions regarding the Yorkville Equity Facility Financing Agreement and its benefits. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following: NioCorp’s ability to operate as a going concern; NioCorp’s requirement of significant additional capital; NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; NioCorp’s ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the DoD Agreement; NioCorp’s ability to receive a final commitment of financing from EXIM or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; NioCorp’s ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement; NioCorp’s ability to continue to meet the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”); risks relating to the Common Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness, if any, the Yorkville Equity Facility Financing Agreement or other agreements may impair NioCorp’s ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a PFIC under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that the transactions contemplated by the Business Combination Agreement (as defined herein) that closed in March 2023, including, among others, the GXII Transaction (as defined herein) and the entry into the Yorkville Equity Facility Financing Agreement, could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships, including our ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms or at all; NioCorp’s ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed in this prospectus under the heading “Risk Factors” and under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

The Company’s forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the securities offered by this prospectus for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. Pending any such uses, we may temporarily invest the net proceeds in liquid assets that may include money market funds and guaranteed obligations of the U.S. government.

Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares without par value, of which 101,568,807 were issued and outstanding as of October 9, 2025. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one (1) vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “—Certain Canadian Federal Income Tax Considerations for U.S. Residents.”

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the U.S. for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iv) deals at arm’s length with and is not affiliated with the Company, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vi) is not an insurer that carries on business in Canada and elsewhere, (vii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (viii) has not entered into a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Common Shares (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for U.S. federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and the Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. The tax consequences of holding and disposing of Common Shares will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition, unless the Common Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the U.S. Resident Holder at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes Nasdaq) unless at any time during the 60-month period that ends at the particular time both of the following conditions are concurrently met:

(i)	25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:

(A)	the U.S. Resident Holder,

(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and

(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the U.S. for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the U.S. and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a Canadian business by a non-Canadian to government notification or review depending on whether the relevant financial threshold (based on enterprise value or asset value of the company), as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Warrants

From time to time, the Company has outstanding Warrants, with each whole Warrant exercisable for one Common Share. The exercise price per Common Share and the number of Common Shares issuable upon exercise of Warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

●	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;

●	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;

●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options);

●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another corporate body; and

●	a reclassification or other similar change to the outstanding Common Shares.

The Company generally will issue the Common Shares issuable upon exercise of Warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrants. Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise. See “Description of Warrants” for additional information regarding Warrants that may be issued pursuant to this prospectus.

NioCorp Assumed Warrants

On March 17, 2023 (the “Closing Date”), the Company closed a series of transactions (the “GXII Transaction”) pursuant to the Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), by and among the Company, GX Acquisition Corp. II, a Delaware corporation (“GXII”), and Big Red Merger Sub Ltd., a Delaware corporation and a direct, wholly owned subsidiary of the Company. In connection with the closing of the GXII Transaction (the “Closing”), pursuant to the Business Combination Agreement, the Company assumed GXII’s obligations under the Warrant Agreement, dated March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to the Closing Date was converted into one Warrant (the “NioCorp Assumed Warrants”) pursuant to the GXII Warrant Agreement, as amended by an Assignment, Assumption and Amendment Agreement, dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among the Company, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A, together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to GX Sponsor II LLC (the “Sponsor”) in respect of the GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those

NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing registered offering of the Common Shares underlying the NioCorp Assumed Warrants is being conducted pursuant to the Company’s registration statement on Form S-3, originally filed on April 14, 2023, as subsequently post-effectively amended to convert such registration statement to Form S-1, which was declared effective on October 30, 2023.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following the Closing Date:

●	in whole and not in part;

●	at a price of $0.01 per NioCorp Assumed Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;

●	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and

●	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

Description of Warrants

General

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any Warrants that we may offer under this prospectus, we will describe the particular terms of any series of Warrants in more detail in the applicable prospectus supplement. The terms of any Warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of Warrant agreement or Warrant indenture, which may include a form of Warrant certificate, that describes the terms of the particular series of Warrants we are offering before the issuance of the related series of Warrants. The following summary of material provisions of the Warrants and the Warrant agreements and the Warrant indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Warrant agreement or Warrant indenture, and Warrant certificate, applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplement related to the particular series of Warrants that we sell under this prospectus, as well as the complete Warrant agreements, Warrant indentures and Warrant certificates that contain the terms of the Warrants.

We will describe in the applicable prospectus supplement the terms relating to Warrants being offered including:

●	the offering price and aggregate number of Warrants offered;

●	if applicable, the number of Warrants issued with each Common Share being issued;

●	if applicable, the date on and after which the Warrants and the related Common Shares will be separately transferable;

●	the number of Common Shares purchasable upon exercise of one Warrant and the price at which these Common Shares may be purchased upon such exercise;

●	the terms of any rights to redeem or call the Warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Common Shares issuable upon exercise of the Warrants;

●	the dates on which the right to exercise the Warrants will commence and expire;

●	the manner in which the Warrant agreements, Warrant indentures and Warrants may be modified;

●	federal income tax consequences of holding or exercising the Warrants, if material; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Unless we otherwise specify in the applicable prospectus supplement, each Warrant will entitle the holder to purchase one Common Share at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, and after the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any Warrant agreement or Warrant indenture and in the applicable prospectus supplement the information that the holder of the Warrant will be required to deliver to the Warrant agent.

Upon receipt of the required payment and any Warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the Warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant or Warrant certificate are exercised, then we will issue a new Warrant or Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable prospectus supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Description of Debt Securities

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and a trustee to be named in a prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “NioCorp,” “we,” “our” and “us” in this section, we mean NioCorp Developments Ltd. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness.

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We will not be obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title of the series of debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

●	the date or dates on which the principal of the series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any to extend the interest periods and the duration of that extension;

●	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

●	the terms and conditions upon which the debt securities may be redeemed;

●	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

●	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

●	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of Common Shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on U.S. and Canadian federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a currency or currencies or a currency unit or units other than U.S. dollars, or if the principal of and any premium and interest on any series of debt securities is payable in a currency or currencies or a currency unit or units other than U.S. dollars, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such currency or currencies or currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●	register the transfer of, or exchange, any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the trustee as custodian for the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

●	the successor or transferee is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Canada or any province or territory thereof, or the United States or any state thereof or the Disctrict of Columbia;

●	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

●	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

●	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

●	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of the Company or our significant subsidiaries; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Company, the principal (or such specified amount) of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to the trustee against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency;

●	conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

●	provide for the issuance of additional debt securities;

●	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption, provided that the provision under “—Consolidation, Merger and Sale of Assets”of the indenture is complied with;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

●	add guarantees with respect to the debt securities;

●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	secure the debt securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

●	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	make any change to the amendment and modification provisions in the indenture; or

●	reduce the percentage in principal amount outstanding of debt securities the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred;

Defeasance of Certain Covenants

The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: Common Shares, Warrants, debt securities or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of any of our Common Shares, Warrants or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	if applicable, a discussion of any material federal income tax considerations.

Plan of Distribution

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in the applicable prospectus supplement.

Legal Matters

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada, relating to matters of British Columbia or Canadian law, and Jones Day, relating to matters of New York or U.S. federal law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2025 and 2024, and for each of the two years in the period ended June 30, 2025, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who are responsible for the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Dumas Contracting Lttd.; Mahmood Khwaja, P.E., CDM Smith; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary, except that Dumas Contracting Ltd., as evidenced by its consent filed as Exhibit 23.15 to the registration statement of which this prospectus is a part, has reviewed, approved and taken responsibility for Sections 13.7.1, 13.7.2, 13.7.3, 13.7.4, 13.7.9, 13.7.10, 13.7.11, 13.7.12, 13.7.13, 13.7.14, 15.1.3, 15.1.4 and 23.1.8 of the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

           Common Shares
           Pre-Funded Warrants to Purchase            Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Placement Agent

Maxim Group LLC

          , 2026